UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
__________________________________________
Form 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):	May 11, 2026
__________________________________________
Cimpress plc
(Exact Name of Registrant as Specified in Its Charter)
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Ireland	000-51539	98-0417483
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

First Floor Building 3,	Finnabair Business and Technology Park	A91 XR61
Dundalk, Co. Louth
Ireland
(Address of Principal Executive Offices)
Registrant’s telephone number, including area code: +353 42 938 8500 not applicable
(Former Name or Former Address, if Changed Since Last Report)
__________________________________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company, as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐
Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Exchange on Which Registered
Ordinary Shares, nominal value per share of €0.01	CMPR	NASDAQ	Global Select Market

Item 7.01.    Regulation FD Disclosure

On May 11, 2026, Cimpress plc (the "Company") entered into a definitive agreement with CEWE Stiftung & Co. KGaA to acquire its SAXOPRINT and viaprinto businesses, which will be part of the Company's PrintBrothers segment. Collectively, these businesses generated €89.6 million in revenue in calendar year 2025 with approximately 10% EBITDA margins. The Company's net cash outflow for the transaction is expected to be less than €80 million after anticipated asset sales and the Company expects the acquisition, inclusive of significant synergies, to generate base case returns on capital well in excess of 20%. The Company also expects the transaction to enhance its per-share free cash flow as it executes against its previously announced FY2028 financial targets without changing its established plans to meaningfully reduce net leverage over the next two fiscal years.

The acquisition is subject to customary closing conditions, including antitrust approval, and is expected to close in the first half of the Company's fiscal year 2027.

A copy of the Company's press release issued on May 11, 2026 announcing the acquisition is furnished as Exhibit 99.1 to this Current Report on Form 8-K and incorporated by reference into this Item 7.01.

The information in this Item 7.01 and the exhibit to this report is not "filed" for purposes of Section 18 of the Securities Exchange Act of 1934 or otherwise subject to the liabilities of that section, nor is it incorporated by reference in any filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except as expressly set forth by specific reference in such a filing.

Forward-Looking Statements

Some of the statements in this Current Report on Form 8-K are “forward-looking” and are made pursuant to the safe harbor provision of the Private Securities Litigation Reform Act of 1995. These “forward-looking” statements include statements relating to, among other things, the proposed acquisition, the expected timing and completion of the acquisition, anticipated net cash outflow after anticipated asset sales, expected synergies, expected returns on capital, expected impact on per-share free cash flow, the Company’s previously announced FY2028 financial targets, and the Company’s plans to reduce net leverage. These statements involve risks and uncertainties that may cause results to differ materially from the statements set forth in this Current Report on Form 8-K, including risks related to the satisfaction of closing conditions, receipt of antitrust approval, completion of anticipated asset sales, integration of the acquired businesses, realization of expected synergies and financial benefits, market conditions and the risks and uncertainties referenced from time to time in the Company’s filings with the Securities and Exchange Commission. The Company expressly disclaims any obligation or undertaking to release publicly any updates or revisions to such statements to reflect any change in its expectations with regard thereto or any changes in the events, conditions or circumstances on which any such statement is based.

Item 9.01.    Financial Statements and Exhibits

(d)    Exhibits

Exhibit
No.	Description
99.1	Press Release, dated May 11, 2026 (furnished only)
104	Cover Page Interactive Data File, formatted in iXBRL

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

May 11, 2026	Cimpress plc

By:	/s/ Sean E. Quinn
Sean E. Quinn
Executive Vice President and Chief Financial Officer